UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment to Executive Incentive Plan.

Effective October 25, 2012, the Board of Directors of Emulex Corporation (the “Company”) approved certain amendments to the Company’s Executive Incentive Plan (the “Incentive Plan”) as recommended by its Compensation Committee. The Incentive Plan is intended to provide incentives to executive officers and other participants in the form of quarterly bonus payments based on Company performance against net revenue and net operating income targets and, in certain circumstances, other specified business goals. Performance targets are established periodically by the Compensation Committee based on the annual operating plan. Each executive officer of the Company has a quarterly target award opportunity expressed as a percentage of quarterly gross base salary at the end of the quarter in question.

The Incentive Plan provides for quarterly target award opportunity for the executives range from 10% to 100% of quarterly base salary (the “target award percentage”). In exceptional circumstances, a participant’s cash award may be adjusted upward or downward by a Performance Contribution Factor of up to 10% based on the level of the participant’s contribution to the Company’s results for the quarter, and the payment made to the participant shall be the cash award multiplied by the Performance Contribution Factor. No payments of awards will be made if actual net operating income for the applicable performance periods falls below 50% of the approved annual operating plan.

Payments of awards under the Incentive Plan are distributed no later than the first payroll cycle following the 60 days after the performance period ends and is subject to completion of the audit/review of the Company’s financial statements by the Company’s independent auditors and approval by the Compensation Committee. Subject to specific exceptions set forth in the Incentive Plan, a participant must be an employee of the Company on the date of the payout in order to be eligible to receive an award payment.

The Company amended the Incentive Plan to provide for the following:

— Use of non-GAAP net operating income (as disclosed in the Company’s public earnings announcements) for target operating income targets;

— Proration of payout in the event of promotions or demotions during a performance period;

— No eligibility for award payouts during any leave of absence;

— Payout of awards is in the discretion of the Company if employment is voluntarily terminated after the end of a quarterly performance period but prior to payment; and

— Proration of payout in the event of certain specified terminations by the Company without cause or as a result of death or permanent disability of the participant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: October 26, 2012	BY:	/s/ Michael J. Rockenbach
Michael J. Rockenbach, Executive
Vice President, Chief Financial Officer, Secretary and Treasurer

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